UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2026

XOS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39598	98-1550505
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3559 Tyburn Street, Los Angeles, California	90065
(Address of Principal Executive Offices)	(Zip Code)

(818) 316-1890

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.0001 per share	XOS	Nasdaq Capital Market
Warrants, every thirty warrants exercisable for one share of Common Stock at an exercise price of $345.00 per share	XOSWW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2026, Xos, Inc. (the “Company”) entered into (i) a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain institutional investors (the “Purchasers”) and (ii) a Placement Agency Agreement (the “Placement Agency Agreement”) with Roth Capital Partners, LLC (“Roth”), pursuant to which Roth acted as the Company’s exclusive placement agent in connection with a registered direct offering of 1,090,910 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $5.50 per share. On June 5, 2026, the Company completed the sale of the Shares pursuant to the Securities Purchase Agreement. The aggregate gross proceeds to the Company from the offering were approximately $6.0 million, before deducting placement agent fees and other offering expenses.

Pursuant to the Securities Purchase Agreement, the Shares were offered and sold to the Purchasers under the Company’s effective shelf registration statement on Form S-3 (File No. 333-272284), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 8, 2023, and a prospectus supplement filed with the SEC pursuant to Rule 424(b) on June 5, 2026.

The Securities Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchasers and customary closing conditions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties. In addition, such representations, warranties and covenants (i) are intended as a way of allocating risk between the parties and not as statements of fact and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by investors. Accordingly, the Securities Purchase Agreement is filed with this Current Report on Form 8-K only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding the Company. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of the other parties thereto.

Pursuant to the Placement Agency Agreement, the Company agreed to pay Roth a cash fee equal to 6.5% of the aggregate gross proceeds received by the Company in the offering and to reimburse certain expenses of Roth in an aggregate amount of up to $75,000. The Placement Agency Agreement contains customary representations, warranties and indemnification obligations of the Company.

The foregoing descriptions of the Placement Agency Agreement and the Securities Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Placement Agency Agreement and the Securities Purchase Agreement, copies of which are filed as Exhibits 1.1 and 10.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

A copy of the opinion of Proskauer Rose LLP relating to the legality of the Shares is filed as Exhibit 5.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
1.1	Placement Agency Agreement, dated June 4, 2026, by and among Xos, Inc. and Roth Capital Partners, LLC
5.1	Opinion of Proskauer Rose LLP
10.1	Securities Purchase Agreement, dated June 4, 2026, by and among Xos, Inc. and certain investors
23.1	Consent of Proskauer Rose LLP (included in Exhibit 5.1 hereto)
104	Cover Page Interactive Data File (formatted in Inline XBRL in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XOS, INC.
(Registrant)

	By:	/s/ Liana Pogosyan
Date: June 5, 2026		Liana Pogosyan
Chief Financial Officer

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